Exhibit 99.1

IMMEDIATE

Dana Incorporated Announces First-quarter

2018 Financial Results with Significant Revenue Growth, Affirms Full-year Guidance Increase

Highlights

•	Sales of $2.1 billion, an increase of $437 million, growth of 26 percent

•	Net income attributable to Dana of $108 million; diluted EPS of $0.73

•	Adjusted EBITDA of $248 million, an increase of $43 million providing a margin of 11.6 percent

•	Diluted adjusted EPS of $0.75, an improvement of 19 percent over first quarter of last year

MAUMEE, Ohio, Apr. 30, 2018 – Dana Incorporated (NYSE: DAN) today announced strong financial results for the first quarter of 2018 and affirmed full-year 2018 guidance.

“In the first quarter, Dana’s sales growth outperformed the market with 26 percent higher revenue, including 17 percent organic growth,” said James Kamsickas, Dana president and chief executive officer. “First-quarter sales were more than $2 billion resulting in the strongest sales quarter we have realized in nearly a decade. Our intense focus on customer satisfaction and bringing our backlog to market is helping to drive outstanding results and further position Dana for future growth.”

First-quarter 2018 Financial Results

Sales for the first quarter of 2018 totaled $2.14 billion, compared with $1.70 billion in the same period of 2017, representing a 26 percent increase. The increase was mainly due to higher demand across all three end markets, conversion of sales backlog, and favorable foreign currency translation.

Dana reported net income of $108 million for the first quarter of 2018, compared with net income of $75 million in the same period of 2017, due to increased operating earnings associated with higher sales.

Diluted earnings per share were $0.73, compared with earnings per share of $0.51 in 2017.

Adjusted EBITDA for the first quarter of 2018 was $248 million, a $43 million increase over the same period last year, driven by higher end-market demand and conversion of the sales backlog, as well as earnings from acquisitions completed in the first quarter of 2017. The strong first-quarter earnings performance was achieved while completing the production launch for one of the company’s largest programs, the new Jeep® Wrangler.

Diluted adjusted earnings per share were $0.75 in the first quarter of 2018, compared with $0.63 in the same period last year, reflecting the higher year-over-year earnings improvement.

Operating cash flow in the first quarter of 2018 was a use of $28 million, compared with a source of $11 million in the same period of 2017. Higher working-capital requirements to meet increased demand and incentive compensation payouts in the quarter offset the benefit of higher earnings and lower one-time costs. With new program investment requirements beginning to dissipate, capital expenditures in this year’s first three months declined by $31 million from last year’s first quarter. As a result, free cash flow was a use of $93 million this quarter, compared with a use of $85 million in 2017.

Company Affirms 2018 Guidance

Improved end-market demand for key light-truck programs, off-highway equipment, and commercial vehicles, combined with sales from the new-business backlog, are driving an expected 10 percent growth in sales for 2018. Increased sales from the new-business backlog are expected to add approximately $300 million, and improved end-market demand is expected to accrete $200 million. Foreign currency translation will add an additional $150 million to the year-over-year sales comparison.

Adjusted EBITDA in 2018 is expected to improve by approximately $145 million from 2017, or 80 basis points. This improvement is driven primarily by higher sales levels, ongoing efficiency benefits, and enhanced acquisition synergies.

“Last month we raised our full-year guidance on the strength of our end markets and currency tailwinds. Our success this quarter is a result of those factors, as well as the conversion of our new business backlog. With the launch of the Jeep Wrangler program behind us and continued execution of our synergy plan related to recent acquisitions, we are confident in our outlook for 2018 and continued growth in 2019,” said Jonathan Collins, executive vice president and chief financial officer of Dana.

2018 Full-year Financial Targets

•	Sales of $7.75 to $8.05 billion;

•	Adjusted EBITDA of $950 to $1,010 million, an implied adjusted EBITDA margin of approximately 12.4 percent;

•	Diluted adjusted EPS[1] of $2.75 to $3.05;

•	Operating cash flow of approximately 7.5 percent of sales;

•	Capital spending of approximately 4.0 percent of sales; and

•	Free cash flow of approximately 3.5 percent of sales.

[1]	Net income and diluted EPS guidance are not provided, as discussed below in Non-GAAP Financial Information.

Customers Reward Dana through Supplier Excellence Honors, New Business Sourcing

Dana was recognized in the first quarter of 2018 with 10 customer quality and operational excellence awards. This recognition is strong confirmation that Dana’s customers appreciate the exceptional performance provided and their partnership with Dana is providing significant value in their efforts to produce outstanding vehicles.

Over the past several months, Dana has received significant supplier recognition, including the prestigious General Motors Supplier of the Year Award, John Deere China Supplier of the Year Award, LiuGong Supplier Quality Excellence Award, and Spartan Motors Diamond Award. In addition, the company received multiple awards from Toyota and was also named partner-level supplier by AGCO. This strong focus on customer satisfaction has resulted in the company being sourced on numerous new programs with customers, including Jaguar Land Rover, General Motors, Mecalac, and many others.

Dana to Host Conference Call at 9 a.m. Today

Dana will discuss its first-quarter results in a conference call at 9 a.m. EDT today. Participants may listen to the audio portion of the conference call either through audio streaming online or by telephone. Slide viewing is available online via a link provided on the Dana investor website: www.dana.com/investors. U.S. and Canadian locations should dial 1-888-311-4590 and international locations should call 1-706-758-0054. Please enter conference I.D. 3587797 and ask for the “Dana Incorporated’s Financial Webcast and Conference Call.” Phone registration will be available starting at 8:30 a.m. EDT.

An audio recording of the webcast will be available after 5 p.m. EDT on Apr. 30 by dialing 1-855-859-2056 (U.S. or Canada) or 1-404-537-3406 (international) and entering conference I.D. 3587797. A webcast replay will also be available after 5 p.m. EDT and may be accessed via Dana’s investor website.

Non-GAAP Financial Information

This release refers to adjusted EBITDA, a non-GAAP financial measure which we have defined as net income before interest, taxes, depreciation, amortization, equity grant expense, restructuring expense, non-service cost components of pension and other postretirement benefit costs and other adjustments not related to our core operations (gain/loss on debt extinguishment, pension settlements, divestitures, impairment, etc.). Adjusted EBITDA is a measure of our ability to maintain and continue to invest in our operations and provide shareholder returns. We use adjusted EBITDA in assessing the effectiveness of our business strategies, evaluating and pricing potential acquisitions and as a factor in making incentive compensation decisions. In addition to its use by management, we also believe adjusted EBITDA is a measure widely used by securities analysts, investors, and others to evaluate financial performance of our company relative to other Tier 1 automotive suppliers. Adjusted EBITDA should not be considered a substitute for income before income taxes, net income or other results reported in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

Diluted adjusted EPS is a non-GAAP financial measure, which we have defined as adjusted net income divided by adjusted diluted shares. We define adjusted net income as net income (loss) attributable to the parent company, excluding any nonrecurring income tax items, restructuring charges, amortization expense, and other adjustments not related to our core operations (as used in adjusted EBITDA), net of any associated income tax effects. We define adjusted diluted shares as diluted shares as determined in accordance with GAAP based on adjusted net income. This measure is considered useful for purposes of providing investors, analysts, and other interested parties with an indicator of ongoing financial performance that provides enhanced comparability to EPS reported by other companies. Diluted adjusted EPS is neither intended to represent nor be an alternative measure to diluted EPS reported under GAAP.

Free cash flow is a non-GAAP financial measure, which we have defined as cash provided by (used in) operating activities, less purchases of property, plant, and equipment. We believe this measure is useful to investors in evaluating the operational cash flow of the company inclusive of the spending required to maintain the operations.

Free cash flow is neither intended to represent nor be an alternative to the measure of net cash provided by (used in) operating activities reported under GAAP. Free cash flow may not be comparable to similarly titled measures reported by other companies.

The accompanying financial information provides reconciliations of adjusted EBITDA, diluted adjusted EPS and free cash flow to the most directly comparable financial measures calculated and presented in accordance with GAAP. We have not provided a reconciliation of our adjusted EBITDA and diluted adjusted EPS outlook to the most comparable GAAP measures of net income and diluted EPS. Providing net income and diluted EPS guidance is potentially misleading and not practical given the difficulty of projecting event-driven transactional and other non-core operating items that are included in net income and diluted EPS, including restructuring actions, asset impairments and income tax valuation adjustments. The accompanying reconciliations of these non-GAAP measures with the most comparable GAAP measures for the historical periods presented are indicative of the reconciliations that will be prepared upon completion of the periods covered by the non-GAAP guidance.

Please reference the “Non-GAAP financial information” accompanying our quarterly earnings conference call presentations on our website at www.dana.com/investors for our GAAP results and the reconciliations of these measures, where used, to the comparable GAAP measures.

Forward-Looking Statements

Certain statements and projections contained in this news release are, by their nature, forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

Dana’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss important risk factors that could affect our business, results of operations and financial condition. The forward-looking statements in this news release speak only as of this date. Dana does not undertake any obligation to revise or update publicly any forward-looking statement for any reason.

About Dana Incorporated

Dana is a world leader in highly engineered solutions for improving the efficiency, performance, and sustainability of powered vehicles and machinery. Dana supports the passenger vehicle, commercial truck, and off-highway markets, as well as industrial and stationary equipment applications. Founded in 1904, Dana employs more than 30,000 people in 33 countries on six continents who are committed to delivering long-term value to customers. Based in Maumee, Ohio, USA, the company reported sales of $7.2 billion in 2017. Dana is ranked among the Drucker Institute’s listing of the 250 most effectively managed companies. For more information, please visit dana.com.

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Media Contact:	Jeff Cole
+1-419-887-3535
jeff.cole@dana.com

Investor Contact:	Craig Barber
+1-419-887-5166
craig.barber@dana.com

DANA INCORPORATED

Consolidated Statement of Operations (Unaudited)

For the Three Months Ended March 31, 2018 and 2017

	Three Months Ended
(In millions, except per share amounts)	March 31,
	2018	2017
Net sales	$2,138	$1,701
Costs and expenses
Cost of sales	1,831	1,437
Selling, general and administrative expenses	130	120
Amortization of intangibles	2	2
Restructuring charges, net	1	2
Other expense, net		(11)

Earnings before interest and income taxes	174	129
Interest income	3	3
Interest expense	24	27

Earnings before income taxes	153	105
Income tax expense	48	30
Equity in earnings of affiliates	6	5

Net income	111	80
Less: Noncontrolling interests net income	2	5
Less: Redeemable noncontrolling interests net income	1

Net income attributable to the parent company	$108	$75

Net income per share available to common stockholders
Basic	$0.74	$0.52
Diluted	$0.73	$0.51

Weighted-average shares outstanding - Basic	145.6	144.6
Weighted-average shares outstanding - Diluted	147.5	145.9

Cash dividends declared per share	$0.10	$0.06

DANA INCORPORATED

Consolidated Statement of Comprehensive Income (Unaudited)

For the Three Months Ended March 31, 2018 and 2017

	Three Months Ended
(In millions)	March 31,
	2018	2017
Net income	$111	$80
Other comprehensive income (loss), net of tax:
Currency translation adjustments	10	30
Hedging gains and losses	(8)	(4)
Defined benefit plans	7	5

Other comprehensive income	9	31

Total comprehensive income	120	111
Less: Comprehensive income attributable to noncontrolling interests	(2)	(7)
Less: Comprehensive (income) loss attributable to redeemable noncontrolling interests	(2)	1

Comprehensive income attributable to the parent company	$116	$105

DANA INCORPORATED

Consolidated Balance Sheet (Unaudited)

As of March 31, 2018 and December 31, 2017

(In millions, except share and per share amounts)	March 31, 2018	December 31, 2017
Assets
Current assets
Cash and cash equivalents	$479	$603
Marketable securities	41	40
Accounts receivable
Trade, less allowance for doubtful accounts of $7 in 2018 and $8 in 2017	1,266	994
Other	235	172
Inventories	1,032	969
Other current assets	102	97
Current assets of disposal group held for sale	9	7

Total current assets	3,164	2,882
Goodwill	130	127
Intangibles	172	174
Deferred tax assets	407	420
Other noncurrent assets	74	71
Investments in affiliates	171	163
Property, plant and equipment, net	1,827	1,807

Total assets	$5,945	$5,644

Liabilities and equity
Current liabilities
Short-term debt and current portion of long-term debt	$39	$40
Accounts payable	1,301	1,165
Accrued payroll and employee benefits	178	219
Taxes on income	58	53
Other accrued liabilities	278	220
Current liabilities of disposal group held for sale	7	5

Total current liabilities	1,861	1,702
Long-term debt, less debt issuance costs of $21 in 2018 and $22 in 2017	1,755	1,759
Pension and postretirement obligations	604	607
Other noncurrent liabilities	459	413
Noncurrent liabilities of disposal group held for sale	2	2

Total liabilities	4,681	4,483

Commitments and contingencies
Redeemable noncontrolling interests	49	47
Parent company stockholders’ equity
Preferred stock, 50,000,000 shares authorized, $0.01 par value, no shares outstanding	—	—
Common stock, 450,000,000 shares authorized, $0.01 par value, 145,465,858 and 144,984,050 shares outstanding	2	2
Additional paid-in capital	2,350	2,354
Retained earnings	181	86
Treasury stock, at cost (7,191,700 and 7,001,017 shares)	(93)	(87)
Accumulated other comprehensive loss	(1,336)	(1,342)

Total parent company stockholders’ equity	1,104	1,013
Noncontrolling interests	111	101

Total equity	1,215	1,114

Total liabilities and equity	$5,945	$5,644

DANA INCORPORATED

Consolidated Statement of Cash Flows (Unaudited)

For the Three Months Ended March 31, 2018 and 2017

	Three Months Ended
(In millions)	March 31,
	2018	2017
Operating activities
Net income	$111	$80
Depreciation	64	49
Amortization of intangibles	3	3
Amortization of deferred financing charges	1	1
Earnings of affiliates, net of dividends received	(5)	(5)
Stock compensation expense	4	4
Deferred income taxes	12	10
Pension contributions, net		(2)
Change in working capital	(216)	(133)
Other, net	(2)	4

Net cash provided by (used in) operating activities (1)	(28)	11

Investing activities
Purchases of property, plant and equipment (1)	(65)	(96)
Acquisition of businesses, net of cash acquired		(182)
Purchases of marketable securities	(17)	(11)
Proceeds from sales of marketable securities	4
Proceeds from maturities of marketable securities	11	13
Other		(2)

Net cash used in investing activities	(67)	(278)

Financing activities
Net change in short-term debt	(7)	(1)
Repayment of long-term debt	(1)	(17)
Dividends paid to common stockholders	(15)	(9)
Distributions paid to noncontrolling interests	(1)	(1)
Other	(4)	2

Net cash used in financing activities	(28)	(26)

Net decrease in cash, cash equivalents and restricted cash	(123)	(293)
Cash, cash equivalents and restricted cash - beginning of period (2)	610	716
Effect of exchange rate changes on cash balances	14	13
Less: Cash contributed to disposal group held for sale	(10)

Cash, cash equivalents and restricted cash - end of period (2)	$491	$436

(1)	Free cash flow of ($93) in 2018 and ($85) in 2017 is the sum of net cash provided by (used in) operating activities reduced by the purchases of property, plant and equipment.
(2)	Includes restricted cash of $12 at March 31, 2018, $7 at December 31, 2017, $13 at March 31, 2017 and $9 at December 31, 2016.

DANA INCORPORATED

Segment Sales and Segment EBITDA (Unaudited)

For the Three Months Ended March 31, 2018 and 2017

	Three Months Ended
(In millions)	March 31,
	2018	2017
Sales
Light Vehicle	$950	$761
Commercial Vehicle	400	329
Off-Highway	492	328
Power Technologies	296	283

Total Sales	$2,138	$1,701

Segment EBITDA
Light Vehicle	$103	$89
Commercial Vehicle	34	28
Off-Highway	72	45
Power Technologies	45	50

Total Segment EBITDA	254	212
Corporate expense and other items, net	(6)	(7)

Adjusted EBITDA	$248	$205

DANA INCORPORATED

Reconciliation of Segment and Adjusted EBITDA to Net Income (Unaudited)

For the Three Months Ended March 31, 2018 and 2017

	Three Months Ended
(In millions)	March 31,
	2018	2017
Segment EBITDA	$254	$212
Corporate expense and other items, net	(6)	(7)

Adjusted EBITDA	248	205
Depreciation	(64)	(49)
Amortization of intangibles	(3)	(3)
Restructuring	(1)	(2)
Stock compensation expense	(4)	(4)
Strategic transaction expenses, net of transaction breakup fee income	1	(11)
Acquisition related inventory adjustments		(6)
Other items	(3)	(1)

Earnings before interest and income taxes	174	129
Interest expense	(24)	(27)
Interest income	3	3

Earnings before income taxes	153	105
Income tax expense	48	30
Equity in earnings of affiliates	6	5

Net income	$111	$80

DANA INCORPORATED

Diluted Adjusted EPS (Unaudited)

For the Three Months Ended March 31, 2018 and 2017

	Three Months Ended
(In millions, except per share amounts)	March 31,
	2018	2017
Net income attributable to parent company	$108	$75
Items impacting income before income taxes:
Restructuring charges	1	2
Amortization of intangibles	3	3
Strategic transaction expenses		11
Acquisition related inventory adjustments		6
Other items	(1)
Items impacting income taxes:
Net income tax expense on items above	(1)	(5)

Adjusted net income	$110	$92

Diluted shares - as reported	147.5	145.9

Adjusted diluted shares	147.5	145.9

Diluted adjusted EPS	$0.75	$0.63